Exhibit 10.4

GUARANTEE

This GUARANTEE (this “Guarantee”) dated as of January 21, 2022, by WJ Energy Group Limited (“Guarantor”), in favor of the investors signatory to the Purchase Agreement (as defined below).

WHEREAS, Guarantor is a wholly-owned subsidiary of Indonesia Energy Corporation Limited, a Cayman Islands exempted company (the “Company”);

WHEREAS, as of the date hereof, the Company and certain accredited investors (the “Investors”) have executed that certain Securities Purchase Agreement (the “Purchase Agreement”) pursuant to which the Investors are purchasing convertible notes and warrants of the Company; and

WHEREAS, the execution and delivery of this Guarantee by Guarantor is a material inducement to the Investors to enter into the Purchase Agreement.

NOW THEREFORE, in exchange for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Guarantor agrees with the Investors as follows:

1. Guarantor unconditionally and irrevocably all monetary obligations, liabilities and indebtedness of every nature of the Company from time to time owed or owing to the Investors arising under, out of or in connection with the transactions contemplated by this Guarantee, the Purchase Agreement, the Notes, the Warrants and the other Transaction Documents, including, without limitation, the principal amount of all debts, claims and indebtedness, accrued and unpaid interest and all fees, taxes, indemnities, costs and expenses, whether primary, secondary, direct, contingent, fixed or otherwise, heretofore, now and/or from time to time hereafter owing, due or payable, whether before or after the filing of a bankruptcy, insolvency or similar proceeding under applicable federal, state, foreign or other law and whether or not an allowed claim in any such proceeding (the “Guaranteed Obligations”). This Guarantee will not be affected by any event, occurrence or circumstance which might constitute a legal or equitable discharge or defense of a guarantor or surety. It is agreed that all limitations of liability (subject to the exclusions to such limitations) and exclusions of damages contemplated under the Transaction Documents shall at all times apply to Guarantor’s obligations under this Guarantee. By their execution of the Purchase Agreement and their acceptance of this Guarantee in connection with such execution, the Investors agree to the terms hereof.

2. The obligations, covenants, agreements and duties of Guarantor under this Guarantee shall in no way be affected or impaired by reason of the happening from time to time of the voluntary or involuntary liquidation, dissolution, sale of all or substantially all of the assets, receivership, insolvency, bankruptcy, assignment for the benefit of creditors, reorganization of, or other similar proceeding affecting the Company or any of its respective assets.

3. Notice of acceptance of this Guarantee is hereby waived by Guarantor.

4. Except as provided for herein, this Guarantee will remain in full force and effect as to any renewal, modification or extension of the Purchase Agreement, and will survive the termination or expiration of the Purchase Agreement until the expiration of all applicable statutes of limitations for claims which could be made by Investors pursuant to the provisions of the Purchase Agreement and subject to any time limitations on bringing claims set forth therein.

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5. No failure on the part of Investors to exercise, and no delay in exercising, any right, remedy or power under this Guarantee shall operate as a waiver thereof, nor shall any single or partial exercise by the Investors of any right, remedy or power under this Guarantee preclude any other or future exercise of any right, remedy or power. Each and every right, remedy and power granted to Investors by this Guarantee or allowed it by law or other agreement shall be cumulative and not exclusive of any other, and may be exercised by Investors from time to time.

6. If any provision in this Guarantee is or becomes illegal, invalid or unenforceable, that shall not affect the legality, validity or enforceability of any other provision in this Guarantee.

7. Nature of Guarantee: Continuing, Absolute and Unconditional. Certain Rights of the Investors.

(a) This Guarantee is and is intended to be a continuing Guarantee of payment of the Guaranteed Obligations, and not of collectability, and is intended to be independent of and in addition to any other Guarantee, endorsement, collateral or other agreement held by an Investor therefor or with respect thereto, whether or not furnished by the Guarantor (if any). None of Investors shall be required to prosecute collection, enforcement or other remedies against any Company, the Guarantor or any other person or entity before calling on the Guarantor for payment. The obligations of the Guarantor to repay the Guaranteed Obligations hereunder shall be unconditional. The Guarantor shall not have a right to exercise any right of subrogation, reimbursement, indemnity, exoneration, contribution or any other claim which it may now or hereafter have against the Company or in connection with this Guarantee until the termination of this Guarantee in accordance with the terms hereof, any security or collateral given to Investors to secure payment of the Guaranteed Obligations, and the Guarantor agrees that it will not take any action to enforce any obligations of the Company prior to the Guaranteed Obligations being finally and irrevocably paid in full in cash, provided that, in the event of the bankruptcy or insolvency of the Company, to the extent the Guaranteed Obligations have not been finally and irrevocably paid in full in cash, the Investors shall be entitled notwithstanding the foregoing, to file in the name of the Guarantor or in its own name a claim for any and all indebtedness owing to the Guarantor by the Company (exclusive of this Guarantee), vote such claim and to apply the proceeds of any such claim to the Guaranteed Obligations.

(b) For the further security of Investors and without in any way diminishing the liability of the Guarantor, following the occurrence and during the continuance of an Event of Default (as defined in the Notes), all debts and liabilities, present or future, of the Company to the Guarantor, and all monies received from the Company or for its account by the Guarantor in respect thereof shall be received in trust for Investors and, upon written demand signed by the Requisite Holders, promptly shall be paid over to the Investors, until all of the Guaranteed Obligations have been paid in full in cash. This assignment and postponement is independent of and severable from this Guarantee and shall remain in full effect for so long as Guarantor is liable for any amount under this Guarantee.

(c) This Guarantee is absolute and unconditional and shall not be changed or affected by any representation, oral agreement, act or thing whatsoever, except as herein provided. This Guarantee is intended by the Guarantor to be the final, complete and exclusive expression of the Guarantee agreement among the Company, the Guarantor, and the Investors (except as expressly limited by the express terms of this Guarantee). No modification or amendment of any provision of this Guarantee shall be effective against any party hereto unless in writing and signed by a duly authorized officer of such party (and in the case of the Investors, with the prior written approval of the Requisite Holders). This Guarantee, together with the other Transaction Documents, supersedes all other prior oral or written agreements between the Investors, the Company, and the Guarantors, their respective Affiliates and Persons acting on their respective behalves with respect to the matters discussed herein, and this Guarantee, together with the other Transaction Documents and the other instruments referenced herein and therein, contain the entire understanding of the parties with respect to the matters covered herein and therein and, except as specifically set forth herein or therein, neither the Company, the Guarantor, nor any Investor makes any representation, warranty, covenant or undertaking with respect to such matters. As of the date of this Guarantee, there are no unwritten agreements between the parties with respect to the matters discussed herein. No provision of this Guarantee may be amended, modified or supplemented other than by an instrument in writing signed by the parties hereto.

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(d) The Guarantor hereby releases each Investor from all, and agrees not to assert or enforce (whether by or in a legal or equitable proceeding or otherwise) any, “claims” (as defined in Section 101(5) of the Bankruptcy Code), whether arising under any law, ordinance, rule, regulation, order, policy or other requirement of any domestic or foreign governmental authority or any instrumentality or agency thereof, having jurisdiction over the conduct of its business or assets or otherwise, to which the Guarantor is or would at any time be entitled by virtue of its obligations hereunder or any payment made pursuant hereto, including any such claims to which such Guarantor may be entitled as a result of any right of subrogation, exoneration or reimbursement.

(e) The Guarantor acknowledges and agrees that the Investors may, without notice (i) reserve their rights against the Guarantor and without affecting such Guarantor’s obligations hereunder, (ii) from time to time renew, extend, increase, accelerate or otherwise change the time for payment of, the terms of or the interest on the Guaranteed Obligations or any part thereof or grant other indulgences to the Guarantor or others (provided that the time for payment of the Guaranteed Obligations under the Transaction Documents may not be accelerated beyond the express terms of the Transaction Documents), (ii) subject to the terms of the Transaction Documents, determine the manner, amount and time of application of payments and credits, if any, to be made on all or any part of any component or components of the Guaranteed Obligations (whether principal, interest, fees, costs, and expenses, or otherwise), including, without limitation, the application of payments received from any source to the payment of Indebtedness other than the Guaranteed Obligations even though one or more Investors might lawfully have elected to apply such payments to the Guaranteed Obligations or to amounts which are not covered by this Guarantee and (iii) generally do or refrain from doing any act or thing which might otherwise, at law or in equity, release the liability of the Guarantor as a guarantor in whole or in part.

8. This Guarantee shall be construed in accordance with and governed by the laws of the State of New York, without regard to conflict of laws provisions thereof. Any action, proceeding or claim arising out of, or relating in any way to this Agreement shall be brought and enforced in the New York Supreme Court, County of New York (Commerical Division), or in the United States District Court for the Southern District of New York. The Company and the Investors irrevocably submit to the jurisdiction of such courts, which jurisdiction shall be exclusive, and hereby waive any objection to such exclusive jurisdiction or that such courts represent an inconvenient forum. The prevailing party in any such action shall be entitled to recover its reasonable and documented attorneys’ fees and out-of-pocket expenses relating to such action or proceeding. THE COMPANY AND THE INVESTORS HEREBY IRREVOCABLY WAIVE, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS GUARANTEE.

9. All notices required by this Guarantee shall be in writing and in the manner provided for in Section 11.2 of the Purchase Agreement, and shall, unless and until different or additional addresses are substituted, be sent as follows:

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To Guarantor:

WJ Energy Group Limited

Flat/RM B 17/F Lockhart Centre

301-307 Lockhart Road, Wanchai

Hong Kong

Attention: James Jerry Huang

Email: james@wj.energy

with a copy to:

Ellenoff Grossman & Schole LLP

1345 Avenue of the Americas, 11th Floor

New York, NY 10105

Fax Number: (212) 370-7889

Email: bigrossman@egsllp.com

Attn: Barry I. Grossman

[Signature Page Follows]

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IN WITNESS WHEREOF, Guarantor has caused this Guarantee to be executed as of the date first set forth above.

WJ ENERGY GROUP LIMITED

By:	/s/ James Jerrry Huang
Name:	James Jerrry Huang
Title:	Director

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